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                                                                  EXHIBIT 4.(vi)



                 AMENDMENT NO. 1 AND WAIVER TO CREDIT AGREEMENT


         This Amendment and Waiver (this "Amendment") is entered into as of December 19, 1997 by and among SPX Corporation, a Delaware corporation (the "Borrower"), The First National Bank of Chicago, individually and as agent ("Agent"), and the other financial institutions signatory hereto.

                                    RECITALS


         A. The Borrower, the Agent and the Lenders are party to that certain credit agreement dated as of May 7, 1997 (the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

         B. The Borrower proposes to create a risk management subsidiary to better control the costs associated with certain post-retirement benefit obligations, workmen's compensation claims and keyman life insurance reserves and, in connection therewith, plans to enter into a series of related transactions. Such transactions, as set forth on Exhibit A hereto, are collectively referred to as the "Transaction".

         C. The Borrower, the Agent and the undersigned Lenders wish to amend the Credit Agreement and waive certain provisions thereof on the terms and conditions set forth below to, among other things, facilitate the Transaction.

         Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

                 1. Amendment to Credit Agreement. Upon the "Effective Date" (as defined below), the Credit Agreement shall be amended as follows:

                          (a)     The definition of "Net Available Proceeds" in
Article I of the Credit Agreement is amended by adding the following at the conclusion thereof after the phrase "Asset Disposition":

                 "; provided, however, that in no event shall amounts received from the Borrower or any Wholly-Owned Subsidiary constitute "Net Available Proceeds.""

                          (b)     The definition of "EBITDA" in Article I of
the Credit Agreement is amended by adding the following at the end of the first sentence of such definition after the word "securitizations":

                          "and (v) restructuring charges of up to $125,000,000 recorded in the fourth quarter of 1997 in connection with the restructuring of the SPX Service Solutions Group".
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                          (c)     Section 6.13(b) of the Credit Agreement is
amended in its entirety to read as follows:

                          "(b) (i) any other sale, transfer or disposition excluded from the definition of Asset Disposition or permitted by Section 6.14 and (ii) the sales of real estate and Class B Shares of SPX Risk Management Co. described on Exhibit A to Amendment No. 1 to the Credit Agreement dated as of December 19, 1997 and"

                          (d)     Section 6.14 of the Credit Agreement is
amended in its entirety to read as follows:

                          "Sales of Accounts. Except with respect to any Receivables Financings permitted hereunder, the Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse; provided, however, that for so long as Kodiak Partners II Corp. remains a Wholly-Owned Subsidiary and a Subsidiary Guarantor, the Borrower may from time to time sell accounts receivable to Kodiak Partners II Corp. pursuant to a revolving receivables purchase agreement which has an advance rate of not less than 90% and is in an amount not in excess of $65,000,000 at any time outstanding."

                          (e)     Section 6.15(h) of the Credit Agreement is
amended by deleting the reference to "$25,000,000" in the last line thereof and substituting therefor "$50,000,000."

                          (f)     A new Section 6.15(i) is added as follows:

                          "(i)    (A) an Investment in the form of a cash
                          capital contribution of up to $75,000,000 made by the Borrower to SPX Risk Management Co., the proceeds of which are used by SPX Risk Management Co. to make a loan (which shall also be permitted hereby) to Kodiak Partners II Corp. (the "Kodiak Loan"), (B) an Investment in the form of a cash capital contribution by SPX Netherlands B.V. to SPX Risk Management Co. of up to $37,000, in each case as more fully described on Exhibit A to Amendment No. 1 to the Credit Agreement dated as of December 19, 1997, (C) any non-cash Investment of the Borrower in Kodiak Partners II Corp. which arises out of the transactions described on such Exhibit A and (D) demand loans (collectively, the "Demand Loan") by the Borrower to SPX Risk Management Co. at no time exceeding $25,000,000 in aggregate outstanding principal amount, as described on such Exhibit A; provided, however, that within one Business Day after receipt by SPX Risk Management Co. of any payment of principal or interest in respect of the Kodiak Loan, the Borrower shall cause SPX Risk Management Co. to use the proceeds of such payment (less any portion thereof reasonably required to meet the cash needs of SPX Risk Management Co.) to repay any outstanding principal and interest then owing in respect of the Demand Loan."

                 (g) Part II of Schedule 5.9 of the Credit Agreement is amended by deleting the word "None" and replacing it with the following:

                          "SPX Risk Management Co.'s Class B Shares are redeemable as described on Exhibit A to Amendment No. 1 to the Credit Agreement dated as of December 19, 1997."

                 (h) A new Section 7.14 is added to the Credit Agreement as follows:

                          "7.14   The Borrower shall at any time fail to own
                          directly or indirectly at least 85% of the outstanding capital stock of SPX Risk Management Co."

                 2.       Waiver.  The Lenders hereby waive any breach of
Section 6.17 of the Credit Agreement arising solely out of the Transaction.

                 3. Representations and Warranties of the Borrower. The Borrower represents and warrants that:

                          (a) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

                          (b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof; and

                          (c) No Default or Unmatured Default has occurred and is continuing.

                 4. Effective Date. Sections 1 and 2 of this Amendment shall become effective upon:

                          (a) The execution and delivery hereof by the Borrower, the Agent and the Required Lenders (without respect to whether it has been executed by all the Lenders);

                          (b) The execution and delivery by each of the Subsidiary Guarantors of an Affirmation of Guaranty in the form of Exhibit B hereto;

                          (c) The execution and delivery by SPX Risk Management Co. of a Joinder Agreement in the form attached to the Subsidiary Guaranty; and

                          (d) Payment by the Borrower to the Agent for the pro-rata account of the Lenders of an amendment fee equal to .04% of the Aggregate Commitment.

The date upon which such events have occurred is the "Effective Date". In the event the Effective Date has not occurred on or before December 31, 1997, Sections 1 and 2 hereof shall not become operative and shall be of no force or effect.

                 5.       Reference to and Effect Upon the Credit Agreement.

                          (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                          (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

                 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

                 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.


                            [signature pages follow]





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
                 IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

SPX Corporation                             The First National Bank of Chicago,
                                            individually and as Agent


By:   Patrick J. O'Leary                    By:  Robert F. Barnett III
   --------------------------------------       -------------------------------


Its:  Vice President Finance, Treasurer     Its:  Senior Vice President
    -------------------------------------         -----------------------------
       And Chief Financial Officer
    -------------------------------------


                                            The Sumitomo Bank, Limited, Chicago
                                            Branch

                                            By:  Ken-Ichiro Kobayashi
                                                 ------------------------------

                                            Its:  Joint General Manager
                                                -------------------------------


                                            Michigan National Bank


                                            By:  Joseph M. Redoutey
                                               --------------------------------

                                            Its:  Commercial Relationship
                                                -------------------------------
                                                   Manager
                                                -------------------------------


                                            The Sanwa Bank, Limited, Chicago
                                            Branch

                                            By:  Richard H. Ault
                                               --------------------------------

                                            Its:  Vice President
                                                -------------------------------


                                            The Fuji Bank, Limited


                                            By:
                                               --------------------------------

                                            Its:
                                                -------------------------------

                                            Yasuda Trust and Banking Company,
                                            Limited


                                            By:  Rohn Laudenschlager
                                                -------------------------------

                                            Its:  Senior Vice President
                                                -------------------------------


                                            CIBC, Inc.


                                            By:  William J. Koslo
                                               --------------------------------

                                            Its:   Executive Director
                                                -------------------------------



                                            Dresdner Bank AG, New York and
                                            Grand Cayman Branches


                                            By:  John W. Sweeney &
                                                 Beverly G. Cason
                                               --------------------------------

                                            Its:  Assistant Vice President &
                                                -------------------------------
                                                  Vice President
                                                -------------------------------



                                            Bank of Tokyo-Mitsubishi Trust
                                            Company


                                            By:
                                               --------------------------------

                                            Its:
                                                -------------------------------



                                            Credit Lyonnais, Chicago Branch


                                            By:  Kent S. Davis
                                               --------------------------------

                                            Its:  Vice President
                                                -------------------------------

                                            The Long-Term Credit Bank of Japan,
                                            Ltd.


                                            By:  Mark A. Thompson
                                                -------------------------------

                                            Its:  Senior Vice President
                                                -------------------------------


                                            Comerica Bank


                                            By:  Lana Anderson
                                               --------------------------------

                                            Its:  Vice President
                                                -------------------------------


                                            The Bank of Nova Scotia


                                            By:  F. C. H. Ashby
                                               --------------------------------

                                            Its: Senior Manager Loan Operations
                                                -------------------------------


                                            The Bank of New York


                                            By:  John M. Lokay, Jr.
                                               --------------------------------

                                            Its:  Vice President
                                                -------------------------------


                                            The Mitsubishi Trust and Banking
                                            Corporation, Chicago Branch


                                            By:  Mr. Nobuo Tominaga
                                               --------------------------------

                                            Its:  Chief Manager
                                                -------------------------------





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